Exhibit 99.1

PRESS RELEASE

Tivic Health Accelerates VNS Commercial Strategy Development

Partners with leading growth strategy firm, Fletcher Spaght

SAN FRANCISCO – (Business Wire) – September 17, 2024 – Tivic Health® Systems, Inc. (“Tivic Health”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, today announced it has partnered with Fletcher Spaght (“FSI”), a leading healthcare growth strategy firm, to accelerate development of its commercial strategy for non-invasive cervical vagus nerve stimulation (“ncVNS”).

Polaris Market Research estimates the global vagus nerve stimulation market will grow from $8.59 billion in 2021 to $21.3 billion in 2030, a 10.6% CAGR over the forecast period. Additionally, IDTechEx has forecast peripheral nerve stimulation, the segment targeted by Tivic Health, will grow at 35% CAGR, one of the fastest growth segments in bioelectronic medicine.

FSI Partner, Bill Sigona, stated, “FSI excels at projects like this, where our insights help clients like Tivic grow while improving patient healthcare. Bringing innovative technologies like ncVNS to market drives us, and we're excited to support Tivic's journey in advancing care across multiple therapeutic areas.”

The firm has begun a comprehensive market assessment of Tivic Health’s ncVNS technology drawing from clinical outcomes from Tivic Health’s Phase 1 trial. Fletcher Spaght initially identified approximately 30 potential medical use cases for Tivic Health’s ncVNS technology in neurologic, cardiac, psychiatric and autonomic nervous system diseases. The firm is now working closely with Tivic Health’s scientific and clinical leadership to identify the strongest market entry point by interviewing clinical key opinion leaders, patients and payers.

“The work with Fletcher Spaght will help us sharpen our go-to-market strategy, clinical study plans, reimbursement pathway, and product development pipeline for our vagus nerve stimulation program,” explained Jennifer Ernst, CEO of Tivic Health. “The early outcomes from the engagement confirm there are significant market opportunities for our novel non-invasive bioelectronic therapies.”

Tivic Health has previously announced the successful completion of a Phase 1 trial, in which the company’s ncVNS produced strong physiological effects in neurological, cardiac, and autonomic systems. Tivic Health engaged Fletcher Spaght to help evaluate and prioritize clinical use cases for Tivic’s ncVNS platform. The company expects to derive insights that will drive the company’s clinical strategy and product development in 2025 and beyond.

About Tivic Health

Tivic Health is a commercial health tech company advancing the field of bioelectronic medicine. Tivic Health’s technology platforms leverage stimulation of the trigeminal, sympathetic, and vagus nerve structures. Tivic Health’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic Health’s first commercial product ClearUP is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information visit http://tivichealth.com @TivicHealth

About Fletcher Spaght
Fletcher Spaght (FSI) has a 40-year history of professional excellence. Renowned for its analytical rigor and operational expertise, FSI crafts effective growth strategies for a wide range of clients, including major healthcare corporations, private equity firms, and innovative startups. With thousands of successful engagements, FSI has played a key role in launching numerous companies, facilitating hundreds of strategic transactions, and managing over $130 million in venture capital investments.

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including as a result of changes to the company’s relationship with Fletcher Spaght, changes to the company’s business strategy, clinical trial results, consummation of any strategic transactions, and the company’s need for, and ability to secure when needed, additional working capital. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of risks and uncertainties relevant to the company, and other important factors, see Tivic Health’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contact:

Morgan Luke

Morgan.Luke@tivichealth.com

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com